UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

EXQUISITE ACQUISITION, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	333-201697	47-3003188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
780 Reservoir Avenue, #123, Cranston , RI 02910
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (401) 641-0405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm

On October 5, 2016, the independent public accounting firm of Anton & Chia, LLP ("A&C") forwarded its resignation to the Company. The principal accountant's report on the financial statements for the period from inception of September 29, 2014 and to and as of August 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor did such statements contain qualifiers or modifiers as to uncertainty, audit scope, or accounting principles except that the report of A&C pertaining to the fiscal year ended November 30, 2014 expressed substantial doubt about the Company’s ability to continue as a going concern. There were no disagreements with A&C whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to A&C's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

During the Company's 2015 fiscal year and through to the date of this Current Report on Form 8-K, (1) there were no disagreements with A&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of A&C, would have caused A&C to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company’s Board of Directors has commenced a search for a new independent accounting firm.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from Anton & Chia, LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Exquisite Acquisition, Inc.

Date: October 9, 2016	/s/ Thomas DeNunzio
Name: Thomas DeNunzio
Title: President and Chief Executive Officer